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                                                                      Exhibit 16

McGladrey & Pullen, LLP                                            RSM
Certified Public Accountants                                       International


March 1, 2001

Securities and Exchange Commission
Washington, DC 20549

Dear Sir or Madams:

We were previously the independent auditors for Capital Gaming International, Inc. and on August 30, 2000, except for footnote 2 as to which the date is October 4, 2000, we reported on the financial statements of Capital Gaming International, Inc. as of and for the period ended June 30, 2000.

On February 14, 2001 we resigned as independent auditors of Capital Gaming International, Inc. for the year ended June 30, 2001.

We have read the statements included in part II, Item 5(2) of Capital Gaming International, Inc.'s Form 10-Q as filed with the Securities and Exchange Commission on February 16, 2001.

We agree with such statements, insofar, as they relate to McGladrey & Pullen, LLP.



/s/ McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP


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2231 East Camelback Road, Suite 315         3200 North Central Avenue, Suite 700                 Worldwide
Phoenix, Arizona 85016-3447                 Phoenix, Arizona 85012-2464                          Services
(602) 912-0662 * Fax (602) 912-8966         (602) 264-1284 * Fax (602) 266-3538                  Through
www.mcgladrey.com                           www.mcgladrey.com                                    RSM International
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